FILED

JUL 21 1987

5527-87

FILING FEE: 75.00
BY: MURPHY, TOLBOE, & MABEY
376 E. 4TH SOUTH ST., STE 300
SALT LAKE CITY, UT. 84111

ARTICLES OF INCORPORATION

OF

DIMENSION INDUSTRIES, INC.

We, the undersigned natural persons over the age of 21 years, acting as incorporators of a corporation under the Nevada Business Corporations Law, adopt the following Articles of Incorporation for such corporation.

ARTICLE I

Name

The name of the Corporation is DIMENSION INDUSTRIES, INC.

ARTICLE II

Duration

The Corporation shall continue in existence perpetually unless dissolved accordingly to law.

ARTICLE III

Purposes

The Corporation shall have unlimited power to conduct any and all lawful businesses not contrary to these Articles of Incorporation and/or the laws of the State of Nevada.

ARTICLE IV

Capitalization

4.01. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is

Fifteen Million (15,000,000) divided into two (2) classes: Common Stock and Preferred Stock.

Common Stock. The number of shares of Common Stock which the Corporation shall have authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares, with par value of $0.001 per share.

Preferred Stock. The number of shares of Preferred Stock which the Corporation shall have the authority to issue is Two Million Five Hundred Thousand (2,500,000) shares, with par value of $0.001 per share.

4.02. Voting. The holders of shares of each class designated as Common Stock and Preferred Stock shall have the right to one (1) vote per share on all issues.

4.03. Series of Preferred Stock. The Board of Directors shall have authority to divide any or all of the Preferred Stock into series, each of which series to be so designated as to distinguish the shares thereof from any other series and classes, and within the limitations set forth in the Nevada Business Corporations Act and in these Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established including, without limitation, entitlement to cumulative, non-cumulative or partially cumulative dividends.

4.04. Dividends on Preferred Stock. The shares of that class designated as Preferred Stock shall be entitled to the payment of a dividend fixed and determined by the Board of Directors for any year or other period, and to the payment of any unpaid cumulative or partially cumulative dividend, before any dividend for such year or other period shall be paid upon the shares of any other class.

ARTICLE V

Amendments to Articles

These Articles may be amended at any time at an annual or special meeting of the Shareholders in which notice of the purpose to amend the Articles of Incorporation is set forth and these Articles may be amended only upon the vote of Shareholders owning not less than a majority of all shares entitled to vote upon any matter submitted to a vote at a meeting of Shareholders.

ARTICLE VI

By-Laws

Provision for the regulation of the internal affairs of the Corporation shall be set forth in the By-Laws, which shall be adopted by majority vote of the Board of Directors and which may be amended, repealed or restated by majority vote of the Board of Directors.

ARTICLE VII

Denial of Pre-Emptive Rights

No Shareholder shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation, or by amendment thereof, or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any Shareholder be entitled, as a matter of right, to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligations the right to subscribe for, purchase or receive from the Corporation any shares of its authorized capital stock; but all such additional issues of stock, rights and options or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock, may be issued, optioned for and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons, firms or corporations and upon such terms as may be lawful and may to such Board of Directors seem proper and advisable, without first offering such stock or securities or any part thereof to the Shareholders. The acceptance of stock in the Corporation shall be a waiver of any preemptive rights or preferential rights which, in the absence of this provision

might otherwise be asserted by Shareholders of the Corporation or any of them.

ARTICLE VIII

Prohibition of Cumulative Voting

At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote, but it is expressly prohibited for any Shareholder to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by his shares shall equal, or by distributing such votes on such principle among any number of such candidates.

ARTICLE IX

Indemnification of Directors and Officers

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or other proceeding, and in connection with or resulting from any appeal therein, provided that in the context of such action, suit or proceeding he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal

action or proceeding, had reasonable cause to believe that his conduct was unlawful. As used herein, the term "expense" shall mean and includa all obligations incurred by such person for the payment of money, including, without limitation, attorney's fees reasonably incurred, judgments, awards, fines, penalties and amounts paid in satisfaction of judgment or reasonably paid in settlement of any such action, suit or proceeding.

ARTICLE X

Officers, Directors and Stockholders Contracts

A contract or other transaction with the corporation may be permitted regardless of the fact that an officer, director or stockholder of this company is financially interested in, or may be interested in, such transaction. No contract, act or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that an officer, director or stockholder of this corporation (a) is a party to, or is interested in, such contract, act or transaction, or (b) is in some way connected with such person, firm or corporation. Each person who is now or may become an officer, director or stockholder of this corporation is hereby relieved from any liability that he might otherwise incur in the event such officer, director or stockholder contracts with the corporation, provided said officer, director or stockholder acts in good faith.

ARTICLE XI

Principal Office And Registered Agent

The initial principal office of the corporation shall be located in Washoe County, State of Nevada, at the following address:

The Corporation Trust Company of Nevada
1 East 1st Street
Reno, Nevada 89501

The name of the initial registered agent at the principal office is: The Corporation Trust Company of Nevada.

ARTICLE XII

Directors

The number of directors cons'ituting the initial Board of Directors of the Corporation shall be three (3) provided, however, that the Shareholders, in the By-Laws or by amendment thereto, may increase the number of directors to nine (9). The names and addresses of the persons who are to serve as the initial directors until the first annual meeting of Shareholders or until their successors are duly elected and shall qualify are:

NAME	ADDRESS
Douglas Brown	604 South 1300 East Salt Lake City, Utah 84102
Barbara K. Brown	604 South 1300 East Salt Lake City, Utah 84102
L. Benson Mabey	376 East 400 South, Suite 300 Salt Lake City, Utah 84111

ARTICLE XIII

Incorporators

The name and address of each incorporator is:

NAME	ADDRESS
Douglas Brown	604 South 1300 East Salt Lake City, Utah 84102
Barbara K. Brown	604 South 1300 East Salt Lake City, Utah 84102
L. Benson Mabey	376 East 400 South, Suite 300 Salt Lake City, Utah 84111

DATED this 20 day of N, 1987.

Douglas Brown

Barbara K. Brown

L. Benson Mabey

STATE OF *Utah*)
) ss
COUNTY OF *Salt Lake*)

On the *20* day of *May*, 19*87*, personally appeared before me the above signers, who being by me duly sworn, severally declared that they are the persons who signed the foregoing Articles of Incorporation as incorporators, and that the statements contained therein are true.

[signature]
NOTARY PUBLIC
Residing at *Salt Lake City, Utah*

My Commission Expires:
1-3-90

7-27

RESIGNATION OF AGENT UPON WHOM PROCESS MAY BE SERVED

Secretary of State
Carson City,
Nevada

FILED
MAR 1

Gentlemen:

Please take notice that the undersigned hereby resigns as agent upon whom process may be served NEVADA for DIMENSION INDUSTRIES, INC., a corporation organized under the laws of the state of NEVADA.

IN WITNESS WHEREOF, the undersigned corporation has caused this notice to be executed in its name by its ASSISTANT SECRETARY, this 5th day of February, 19 86.

THE CORPORATION TRUST COMPANY OF NEVADA
AGENT

[signature]
ASSISTANT SECRETARY

STATE OF NEW YORK)
) ss.
COUNTY OF NEW YORK)

On this 5th day of February A.D. 19 88,
personally appeared before me, Theresa Alfieri, a notary public in and for the State and County aforesaid, Mary Murray, known to me to be the Assistant Secretary executing the same on behalf of the corporation that executed the foregoing instrument, and upon oath, did depose that she is the officer of said corporation as above designated; and that she is acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporate seal of said corporation, that the signature to said instrument was made by an officer of said corporation as indicated; and that said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentions.

IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal the day and year above written.

(SEAL)

Theresa Alfieri
Notary Public

THERESA ALFIERI
Notary Public, State of New York
No. 4703698
Qualified in Kings County
Certificate filed in New York County
Commission Expires Dec. 31, 1989

NEVADA CORP. ACK.

FILING FEE: $50.00
BY: CLARK,GREENE & ASSOCIATES
5606 S. EASTERN AVE.
LAS VEGAS, NV 89119

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 02 1988

No. 5527-82

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION OF

DIMENSION INDUSTRIES INC.

We, the undersigned President, and Secretary of Dimension Industries Inc., a Nevada corporation do hereby certify:

That the Board of Directors of Dimension Industries Inc., a Nevada corporation, at a meeting duly convened and held on the 7th day of October, 1988, adopted a resolution to amend the original Articles of Incorporation as follows:

Article I shall be amended to read as follows:

"Name
The name of the Corporation is DIM Inc."

The number of shares outstanding in the Corporation is 1,366,250, all of which are entitled to vote on said proposed change to the Articles of Incorporation. All of Said shares are held by Dimension Industries Inc., a Utah corporation. By action of its Board of Directors, Dimension Industries Inc. (Utah) has voted to approve the change in the Articles of Incorporation of Dimension Industries Inc. (Nevada).

Signed:

James Blackburn, President

Peter N. Williams, Secretary

State of Utah
County of Salt Lake

On October 7, 1988, Peter Williams, and James Blackburn did personally appear before me, and did execute the above instrument.

My Commission expires 24 August 1992

NOTARY PUBLIC
My Commission Expires August 24, 1992
JULIE ANN SHORT
STATE OF UTAH

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 26 1991

CHERYL A. LAU SECRETARY OF STATE

No. 5527-87

FILING FEE- 75.00 TS
REC. #C14479
D.I.I. (NEVADA)
400 WEST 6110 SOUTH
SALT LAKE CITY, UT 84107

Certificate of Amendment

to

Articles of Incorporation of

DIM Inc.

(Nevada file No.5527-87)

We, the undersigned President, and Secretary of DIM, Inc., a Nevada corporation do hereby certify:

That the Board of Directors of DIM Inc., a Nevada corporation, at a meeting duly convened and held on the 4th day of June, 1991, adopted the following resolution:

Be it Resolved that Article I of the Articles of Incorporation of the Company be amended to read as follows:

"Name"

The name of the Corporation is Belize-American Corp. Internationale.

The Board of Directors also called for a shareholders meeting to be held 19th day of June. At that shareholders meeting, there were 312,075 shares outstanding and eligible to vote at this meeting, of which 201,100 were present and voting either in person or by proxy. The shareholders unanimously approved the above change in the Articles of Incorporation.

Signed:

James Blackburn, President

Douglas E Brown, Secretary

State of Utah
County of Salt Lake

On the 21st day of June, 1991, James Blackburn and Douglas E Brown, whom are personally known to me to be the President and Secretary respectively of DIM Inc. did appear before me and sign the foregoing.

Jolene Stevens, Notary Public

My commission expires 10/17/94

NOTARY PUBLIC
JOLENE STEVENS
4588 West 5335 South
Kearns, Utah 84118
My Commission Expires 10/17/94
STATE OF UTAH

RECEIVED

JUN 26 1991

Secretary of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 1 8 1994

CHERYL A. LAU SECRETARY OF STATE
5527-87

C 44863 DF
E 75671

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BELIZE AMERICAN, CORP. INTERNATIONALE

We, the undersigned President and Secretary of Belize American, Corp. Internationale, a Nevada corporation, do hereby certify:

That the Board of Directors of Belize American, Corp. Internationale, a Nevada corporation, at a meeting duly convened and held on the 3rd day of October, 1994, adopted the following resolutions to amend the Articles of Incorporation of said corporation, as follows:

ARTICLE I of the Articles of Incorporation of the corporation shall be amended to read as follows:

"The name of the Corporation is The American Energy Group, Ltd."

ARTICLE IV, Section 4.01, of the Articles of Incorporation of the corporation shall be amended to read as follows:

"4.01. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is One-Hundred Million (100,000,000) divided into two (2) classes: Common Stock and Preferred Stock.

"Common Stock. The number of shares of Common Stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares, with par value of $0.001 per share.

"Preferred Stock. The number of shares of Preferred Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, with par value of $0.001 per share."

The number of shares of Common Stock outstanding in the corporation as of October 31, 1994, was 5,212,312 shares, all of which were entitled to vote on said proposed amendments to

5527-87

the Articles of Incorporation. By special meeting of the stockholders held on October 31, 1994, said amendments were approved by 2,744,955 shares of the Common Stock, being a majority of said shares. Also, at such meeting, said proposed amendments were also approved by the persons entitled to a majority of the shares of Convertible Voting Preferred Stock, $.025 Non-Cumulative Dividend, being preferred stock of the corporation to be issued pursuant to the plan of exchange adopted by the corporation and Simmons Oil Company, Inc., a Texas corporation.

Bradley J. Simmons, President

Gilbert R.H. Kennedy, Secretary

STATE OF TEXAS §
§
COUNTY OF FORT BEND §

This instrument was acknowledged before me on the 16 day of November, 1994, by Bradley J. Simmons, as President of Belize American, Corp. Internationale, now, by this Certificate, The American Energy Group, Ltd., a Nevada corporation, on behalf of said corporation.

Notary Public, State of Texas

KEN DOUCETTE
MY COMMISSION EXPIRES
December 16, 1997

STATE OF TEXAS §
§
COUNTY OF FORT BEND §

This instrument was acknowledged before me on the 16 day of November, 1994, by Gilbert R.H. Kennedy, as Secretary of Belize American, Corp. Internationale, now, by this Certificate, The American Energy Group, Ltd., a Nevada corporation, on behalf of said corporation.

Notary Public, State of Texas

KEN DOUCETTE
MY COMMISSION EXPIRES
December 16, 1997

RECEIVED
NOV 18 1994
Secretary of State